Amazônia Capital e Participações Ltda.

Financial Statements

(Audited)

Period Ended November 30, 2009 and Year Ended December 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
AMAZÔNIA CAPITAL E PARTICIPAÇÕES LTDA.

We have audited the balance sheets of Amazônia Capital e Participações Ltda. (the "Company") as of November 30, 2009 and December 31, 2008 and the statements of operations, stockholders' equity and cash flows for the period and year then ended and for the period from inception October 1, 2006 to November 30, 2009. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2009 and December 31, 2008 and the consolidated results of its operations and its cash flows for the period and year then ended and for the period from inception October 1, 2006 to November 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1, the Company has experienced operating losses since inception and has no assurance of raising necessary capital to continue operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in note 1. The financial statements do not include any adjustments that might be result from the outcome of this uncertainty.

Meyers Norris Penny LLP

MEYERS NORRIS PENNY LLP

May 13, 2010

Vancouver, Canada

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS
2300 – 1055 DUNSMUIR STREET VANCOUVER, BC V7X 1J1
PH. (604) 685-8408 FAX (604) 685-8594 www.mnp.ca

Amazônia Capital e Participações Ltda.
(A Brazilian Exploration Stage Mining Company)
Balance Sheets (Audited)
As at November 30, 2009 and December 31, 2008
(Expressed in United States dollars, unless otherwise stated)

	As at November 30, 2009	As at December 31, 2008
ASSETS		
Current		
Cash and cash equivalents	$ -	$ 47,499
Subscription receivable	-	35,813
	$ -	$ 83,312
LIABILITIES		
Current		
Bank indebtedness	$ **1,097**	$ -
Accounts payable and accrued liabilities (Note 9)	**1,051,589**	158,028
Due to shareholder (Note 5)	**428,522**	121,200
	1,481,208	279,228
STOCKHOLDERS' EQUITY (DEFICIENCY)		
Capital Stock (Note 4)		
Authorized:		
2,000,000 common shares with a par value of $0.465 each		
Issued and outstanding:		
2,000,000 common shares at November 30, 2009		
2,000,000 common shares at December 31, 2008	**43,264**	43,264
Additional paid in capital	**887,136**	887,136
Deficit	**(2,342,793)**	(1,283,525)
Accumulated Other Comprehensive Income	**(68,815)**	157,209
	(1,481,208)	(195,916)
	$ -	$ 83,312

Going Concern (Note 1)
Commitments (Note 7)

The accompanying notes are an integral part of the consolidated financial statements

Amazônia Capital e Participações Ltda.
(A Brazilian Exploration Stage Mining Company)
Statements of Operations (Audited)
For the period and year ended November 30, 2009 and December 31, 2008
(Expressed in United States dollars, unless otherwise stated)

	Period Ended November 30, 2009	Year ended December 31, 2009	Cumulative Since Inception October 1, 2006 to November 30, 2009
Expenses:			
Accounting and audit	$ 70,385	$ -	$ 70,385
Bank charges	267	356	623
Consulting fees (Note 5)	143,000	156,000	338,000
Exploration and analysis (Note 6)	751,277	537,842	1,749,447
Interest Income	(1,403)	(596)	(1,999)
Salary and wages	95,742	90,595	186,337
Loss for the period	$ 1,059,268	$ 784,197	$ 2,342,793
Translation adjustment	226,024	(30,182)	68,815
Total Comprehensive Loss	$ 1,285,292	$ 754,015	$ 2,411,608
Basic & Diluted Loss per Common Share	$ (0.53)	$ (0.39)	$ (1.17)
Weighted Average Number of Common Shares Outstanding: Basic and diluted	2,000,000	2,000,000	2,000,000

The accompanying notes are an integral part of the financial statements

Amazônia Capital e Participações Ltda.
(A Brazilian Exploration Stage Mining Company)
Statements of Cash Flows (Audited)
For the period and year ended November 30, 2009 and December 31, 2008
(Expressed in United States dollars, unless otherwise stated)

	For the Period Ended November 30, 2009	For the Year Ended December 31, 2009	Cumulative Since Inception to November 30, 2009
Operating Activities:			
Loss from operations	$ (1,059,268)	$ (789,125)	$ (2,342,793)
Changes in working capital items:			
Increase in due to shareholder	307,322	77,186	428,522
Increase in accounts payable	893,561	72,698	1,051,589
Cash used in Operating Activities	141,615	(639,241)	(862,682)
Financing Activities:			
Increase in subscription funds received	35,813	655,892	930,400
Increase in bank indebtedness	1,097	-	1,097
Cash from Financing Activities:	36,910	655,892	931,497
Effect of exchange rate changes on cash	(226,024)	29,548	(68,815)
Increase in cash and cash equivalents	178,525	16,651	68,815
Cash and cash equivalents, beginning	47,499	1,300	-
Cash and cash equivalents, ending	$ -	$ 47,499	$ -
Supplemental Cash Flow Disclosure:			
Interest Received	$ -	$ -	-
Taxes Paid	-	-	-

The accompanying notes are an integral part of the financial statements.

Amazônia Capital e Participações Ltda.
(A Brazilian Exploration Stage Mining Company)
Statements of Stockholder's Equity (Audited)
For the period and year ended November 30, 2009 and December 31, 2008
(Expressed in United States dollars, unless otherwise stated)

	SHARES	PAR VALUE	CAPITAL IN EXCESS OF PAR VALUE	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	DEFICIT	TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)
Balance, December 31, 2007	2,000,000	$ 43,264	$ 887,136	$ 127,027	$ (499,328)	$ 558,099
Translation adjustment				30,182		30,182
Income (loss) for the year					(784,197)	(784,197)
Balance, December 31, 2008	2,000,000	$ 43,264	$ 887,136	$ 157,209	$ (1,283,525)	$ (195,916)
Translation adjustment				(226,024)		(226,024)
Income for the year					(1,059,268)	(1,059,268)
Balance, November 30, 2009	2,000,000	$ 43,264	$ 887,136	$ (68,815)	$ (2,342,793)	$ (1,481,208)

The accompanying notes are an integral part of the financial statements.

(Expressed in United States dollars, unless otherwise stated)

1. Nature of Operations and Going Concern

Amazônia Capital e Participações Ltda (the "Company") was incorporated under the laws of Brazil in 2006, and its primary operations include the acquisition, exploration and development of natural resource properties located in Brazil.

On November 13, 2009, Brazil Gold Corporation (formerly Dynamic Alert, Ltd.) entered into a Letter of Intent with Rusheen Handels AG for the acquisition by Brazil Gold Corporation of Rusheen Handels AG's 99% ownership interest in Amazônia Capital e Participações Ltda. in exchange for 44 million restricted shares of Brazil Gold Corporation's common stock.

The Company is in the process of exploring its mineral properties and has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company's continuation as a going concern is uncertain and dependent on successfully achieving future profitable operations and obtaining additional sources of financing to sustain its operations. Future profitable operations are dependent upon the discovery of economically recoverable ore reserves in its mineral properties, the ability of the Company to obtain the necessary financing to complete exploration and development, confirmation of the Company's interest in the underlying mineral claims, and upon future profitable production from or proceeds from the disposition of its mineral properties. In the event the Company cannot obtain the necessary financing, it will be necessary to delay, curtail or cancel the further exploration of its mineral properties. As at November 30, 2009, the Company had a working capital deficit of $1,481,208 (2008 - $195,916), a loss for the year of $1,059,268 (2008 - $784,197), and has accumulated losses of $2,342,793 since inception.

Going Concern

Management anticipates that the minimum cash requirements to fund its proposed exploration program and continued operations will exceed the amount of cash on hand at November 30, 2009. Accordingly, the Company does not have sufficient funds to meet planned expenditures over the next twelve months, and will need to seek additional debt or equity financing to meet its planned expenditures. Although the Company is currently in discussion with other parties in an attempt to raise debt and/or equity, there is no assurance that it will be able to do so and these matters raise significant doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Significant areas requiring the use of estimates related to the Company's payroll liabilities, liabilities owing to the National Department of Mineral Production for the Company's mineral properties and the amount of expenses for the Company's property taxes.

2. Principal Accounting Policies (Continued)

These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash deposits held in financial institutions and all highly liquid investments with original maturities of three months or less.

Exploration Stage Enterprise

The Company's financial statements are prepared using the accrual method of accounting and according to the provision of FASB ASC 915, "*Accounting and Reporting for Development Stage Enterprises*", as it were devoting substantially all of its efforts to acquiring and exploring mineral properties. It is industry practice that mining companies in the development stage are classified under Generally Accepted Accounting Principles as exploration stage companies. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration or development stage.

Mineral Rights

The Company expenses all costs related to the maintenance, development and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs have been expensed when incurred. Mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying cost for impairment under FASB ASC 360-10, *"Accounting for Impairment or Disposal of Long Lived Assets"* at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated lie of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Income Taxes

The Company accounts for income taxes in accordance with FASB Accounting Standard Codification ("ASC") 740, "*Income Taxes*". Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period, increased or decreased by the change in deferred tax assets and liabilities during the period.

Foreign Currency Translation

The Company's functional currency is the Brazilian Real. The financial statements of the Company are translated to United States dollars in accordance with FASB ASC 830, "*Foreign Currency Matters*".

2. Principal Accounting Policies (Continued)

Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Revenue and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in accumulated other comprehensive income (loss) as a component of equity.

Asset Retirement Obligation

The Company has adopted FASB ASC 410-2043 "*Accounting for Asset Retirement Obligations*", which requires that an asset retirement obligation ("ARO") associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company's credit-adjusted-risk-free interest rate. To date, no material asset retirement obligation exists due to the early stage of the Company's mineral exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are expensed to the statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities.

Earnings (Loss) Per Share

The Company accounts for earnings (loss) per share pursuant to FASB ASC 260, "*Earnings per Share*", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year. The computation of diluted earnings (loss) per share has not been presented as its effect would be anti-dilutive.

Financial Instruments

On January 1, 2008, the Company adopted FASB ASC 820, "*Fair Value Measurements*" as it relates to financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

(Expressed in United States dollars, unless otherwise stated)

2. Principal Accounting Policies (Continued)

This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in ASC 820.

ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

The following table sets forth the Company's financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at November 30, 2009			
	Total	**Level 1**	**Level 2**	**Level 3**
	$	$	$	$
Liabilities				
Bank Overdraft	1,097	1,097		
Accounts payable and accrued liabilities	1,051,589	1,051,589		
Due to shareholder	428,522	428,522		

Comprehensive Income

ASC 220, *"Reporting Comprehensive Income"* establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of November 30, 2009 and December 31, 2008, the Company's only component of comprehensive income was foreign currency translation adjustments.

(Expressed in United States dollars, unless otherwise stated)

3. Recent Accounting Pronouncements

ASC 855

In May 2009, the FASB issued ASC 855, "Subsequent Events," which establishes general standards for the accounting and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. ASC 855 is effective with interim and annual financial periods ending on or after June 15, 2009. The Company has adopted ASC 855 for its fiscal period ended November 30, 2009. The adoption of the ASC did not have a significant impact on the Company's financial statements.

ASC 105-10-05

In July 2009, the FASB issued ASC 105-10-05, "FASB Accounting Standards Codification" ("SFAS 168"), as the single source of authoritative nongovernmental US GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC 105-10-05. All other accounting literature not included in the Codification is non-authoritative. The adoption of ASC 105-10-05 has not had a significant impact on the Company's financial statements.

4. Capital Stock

Authorized and issued capital stock consists of 2,000,000 common shares with par value of $0.4652 each. During the period ended December 31, 2006, the Company issued the 2,000,000 for total expected proceeds of $930,400. The Company has recorded a subscription receivable of $35,813 in 2008 which relates to this issuance, all of which was collected in the year ended 2009.

5. Related Party Transactions

During the period ended November 30, 2009, the director of the Company received payments for professional fees of $143,000 (2008: $156,000).

As at November 30, 2009, $428,522 is owing to a shareholder (2008 – $121,200). The due to shareholder balance has no fixed repayment terms, is unsecured and is non-interest bearing.

All transactions with related parties are made in the normal course of business and are measured at the exchange amount.

6. Mineral Properties

The Company has acquired the rights to perform mineral exploration work on 102 claims which are located in three western states, Amazonas, Mato Grosso and Rondônia. The primary mineral target is gold, but copper, nickel, iron ore, manganese and Cassiterite (tin).

Within the Amazonas state, the Company has three properties, Manicoré (20 claims), Aripuanã (34 claims) and Caruanã (22 claims). These 76 claims are located in the municipalities of Apui, Borba Jacareacanga, Manicoré and Nova Aripuanã.

(Expressed in United States dollars, unless otherwise stated)

6. Mineral Properties (Continued)

Within the Mato Grosso state, the Company has four properties, Madeirinha (4 claims), Juruena (2 claims), Matupá (2 claims) and Jatobá (3 claims). These 11 claims are located in the municipalities of Aripuanã, Cotriguacu, Novo Mundo, Matupa, and Paranatinga.

Within the Rondônia state, the Company has two properties, Teobroma (8 claims), Cacoal (7 claims). These 15 claims are located in the municipalities of Cacoal, Castanheiras, Rolim, Ministro, Andreazza, and Ji-Parana. The mineral properties are subject to a 2.5% net smelter royalty upon future mineral production.

There are no formal option agreements for these claims as they are registered with the National Department of Mineral Production in Brazil.

For the period ended November 30, 2009, the Company incurred $751,277 (2008: $537,842) of exploration related expenses. Of the exploration expenses incurred for the November 30, 2009 period ended $596,711 related to exploration property taxes paid to the National Department of Mineral Production (2008: 53,727).

7. Commitments

The Company is ordinarily involved in mineral property claims and research requests that result in property taxes and fees payable which arise in the normal course of business. In management's opinion none of these fees will have a significant effect on the Company's financial position.

8. Income taxes

At November 30, 2009, the Company's deferred tax asset is comprised of net operating losses in the amount of $2,337,864 (2008 - $1,278,596). A full valuation allowance has been applied against the deferred income tax asset due to the uncertainty of future realization, resulting in a net deferred tax asset of $nil (2008 - $nil).

A reconciliation of the Company's effective income tax rate to the approximate combined federal, provincial and state statutory income tax rates of 28% (2008– 28%) is as follows:

	2009	2008
	$	$
Income tax recovery computed at statutory rates	(296,595)	(219,575)
Increase (decrease) in valuation allowance	296,595	219,575
Income tax (recovery) expense	—	—

(Expressed in United States dollars, unless otherwise stated)

8. Income taxes (Continued)

Significant components of the Company's deferred tax assets are as follows:

	2009 $	2008 $
Operating losses carried forward	2,337,864	1,278,596
Total deferred tax assets	654,602	358,007
Less: Valuation allowance	(654,602)	(358,007)
Net deferred tax assets (liabilities)	-	-

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would be accrued and classified as a component o income tax expense in the statement of operations. During the period ended November 30, 2009, no interest or penalties were recorded (2008: $ nil).

9. Accounts Payable

		2009		**2008**
Trade accounts payable	$	222,993	$	109,969
Audit and accounting fees		86,852		-
Mineral property taxes		741,744		158,028
	$	1,051,589	$	158,028

10. Financial Instruments:

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

The carrying amount of cash and cash equivalents, accounts payable and due to shareholder, approximates fair value due to the short term nature of these items.

Financial risk is the risk that the Company's operations are subject to fluctuations in interest rate risk and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.